UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Salary Increase

On June 24, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Physicians Formula Holdings, Inc. (the “Company”) considered its employee base salary rates, including those of its named executive officers, which had been reduced in the spring of 2009 in response to the worldwide economic crisis.  On June 24, 2010, the Compensation Committee approved an increase to the base salaries for all employees impacted by the previous reduction, including its named executive officers, to the level in effect immediately prior to the 2009 salary reductions.  As a result, Ingrid Jackel’s base salary will be increased from $340,704 to $378,560, Jeffrey P. Rogers’ base salary will be increased from $340,704 to $378,560, and Jeff M. Berry’s salary will be increased from $316,368 to $351,520.  The base salary increase is effective for all impacted employees as of July 5, 2010.

Annual Bonus Plan

On June 24, 2010, the Compensation Committee approved the Physicians Formula, Inc. Annual Bonus Plan (the “Plan”).  The purpose of the Plan is to provide annual incentives, contingent upon continued employment and meeting certain corporate and/or individual goals, to certain employees of Physicians Formula, Inc. who make substantial contributions to the Company and who are designated by the Compensation Committee, including each of the named executive officers (each, a “Participant”).

On June 24, 2010, the Compensation Committee also established the performance criteria for the determination of the annual cash bonus payable for 2010.  The 2010 bonus payable to each Participant (such amount, the “Bonus”) will be determined based on the increase in Earnings Per Share (as defined below) for 2010 above the Company’s budgeted 2010 Earnings Per Share, after adding back all 2010 bonuses payable under the Plan.  For purposes of calculating the Bonus, “Earnings Per Share” means the diluted earnings (or loss) per share of the Company, as determined by the Committee in accordance with generally accepted accounting principles for inclusion in the Company’s annual audited financial statements, subject to adjustment to exclude any reported cumulative effect of accounting changes, any reported income and losses from discontinued operations, and any reported extraordinary or nonrecurring gains and losses as determined under generally accepted accounting principles.

Based on the Earnings Per Share achieved for 2010 above the budgeted amount, the Committee will assign a bonus payout percentage between 0 and 100% (the “EPS Payout Percentage”).  Each Participant will be entitled to receive a Bonus equal to:  (i) the EPS Payout Percentage, multiplied by (ii) the Participant’s target bonus for 2010.  The maximum EPS Payout Percentage will be 100% in any event.

The Bonus payable for 2010, if any, is to be paid in the form of cash as soon as practicable following the end of 2010, but no later than two and a half months following the end of 2010. Each Participant must be employed by the Company as of the last day of the fiscal year in order to be entitled to receive his or her Bonus.

2010 Target Bonuses

The following table sets forth the minimum and target/maximum cash bonus amounts payable to each named executive officer upon achievement of the specified level of Earnings Per Share set by the Committee:

Executive	Minimum ($)	Target/Maximum ($)
Ingrid Jackel	0	$189,280
Jeffrey P. Rogers	0	$189,280
Jeff M. Berry	0	$175,760

Because payouts under the Plan depend on future corporate performance, the actual amounts the Company will pay to Participants under the Plan for 2010 are not yet determinable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Jeff M. Berry
Date: June 30, 2010	Name:	Jeff M. Berry
	Title:	Chief Financial Officer